Exhibit 99.1

Aerie Pharmaceuticals Announces U.S. Launch of Rocklatan® and

Increase in Rhopressa® Medicare Part D Coverage to Approximately 75% of Lives

DURHAM, N.C.—(BUSINESS WIRE)—May 1, 2019—Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retinal diseases and other diseases of the eye, today announced that it has launched Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005% into the United States glaucoma market. Rocklatan® is now with national and regional U.S. pharmaceutical wholesalers, and patients can fill prescriptions for Rocklatan® through their local pharmacies across the nation.

Rocklatan® has already gained non-preferred brand coverage with payors representing 60% of commercial lives. Additionally, effective May 1, Medicare Part D preferred tier coverage for Rhopressa® (netarsudil ophthalmic solution) 0.02% increased from approximately 40% to 75%. Commercial coverage for Rhopressa® remains at 90% of lives, with 55% of lives in a preferred tier.

“We are very pleased to announce the availability of Rocklatan® in the United States. As the first fixed-dose combination glaucoma medication including a prostaglandin analog introduced in this country, and the first to contain a Rho kinase (ROCK) inhibitor in the world, Rocklatan® adds an important new tool to the treatment paradigm—and a second way to provide the benefits of a ROCK inhibitor—for physicians and their patients with glaucoma or ocular hypertension,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer. “In fact, the approval of Rocklatan® in mid-March was greeted very enthusiastically by the glaucoma treatment community. These eye care professionals are now able to prescribe Rocklatan® and obtain samples of the product.”

Dr. Anido added, “We are also providing a single savings card to reduce out-of-pocket costs for commercially-insured patients who are prescribed either Rocklatan® or Rhopressa®. We are committed to maximum access for patients and we continue to meet with commercial and Medicare Part D plans to accelerate market access for Rocklatan® on those formularies. Ultimately, we believe Rocklatan® has the potential to become a new cornerstone of medical therapy for glaucoma and ocular hypertension. At this point, Rhopressa® is covered in a preferred tier for the majority of commercial and Medicare Part D lives in the United States. We are delighted to have obtained this level of market access within one year of the Rhopressa® launch and believe the increased Medicare Part D coverage to 75% of lives will bolster volume growth going forward, and Rocklatan® coverage is already off to a strong start.”

About Rocklatan®

Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005% is a once-daily eye drop that is a fixed-dose combination of latanoprost, the most widely-prescribed prostaglandin analog (PGA), and netarsudil, the active ingredient in Rhopressa® (netarsudil ophthalmic solution) 0.02%, a first-in-class Rho kinase (ROCK) inhibitor specifically designed to target the trabecular meshwork (the eye’s principal drainage pathway). The diseased trabecular meshwork is considered to be the main cause of elevated intraocular pressure (IOP) in open-angle glaucoma and ocular hypertension. Rhopressa® works by restoring outflow through the trabecular meshwork, while latanoprost increases fluid outflow through a secondary mechanism known as the uveoscleral pathway. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com.

Rocklatan® was approved by the FDA in March 2019. A link to the full product label is available on the Aerie web site at http://investors.aeriepharma.com.

About Aerie Pharmaceuticals, Inc.

Aerie is an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retinal diseases and other diseases of the eye. Aerie’s first product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eye drop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. Aerie’s second product for the reduction of elevated intraocular pressure in patients with open-angle glaucoma or ocular hypertension, Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005%, the first and only fixed-dose combination of Rhopressa® and the widely-prescribed PGA (prostaglandin analog) latanoprost, has been approved by the FDA and is now available in the United States. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com. Aerie continues to focus on global expansion and the development of additional product candidates and technologies in ophthalmology, including for wet age-related macular degeneration and diabetic macular edema. More information is available at www.aeriepharma.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding the commercialization and manufacturing of Rhopressa® and Rocklatan® or any future product candidates, including the timing, cost or other aspects of the commercial launch of Rhopressa® and Rocklatan® or any future product candidates; our commercialization, marketing, manufacturing and supply management capabilities and strategies; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa® and Rocklatan®, with respect to regulatory approval outside of the United States or additional indications, and any future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa®, Rocklatan® or any future product candidates, including the expected timing of, and timing of regulatory and/or other review of, filings for, as applicable, Rhopressa®, Rocklatan® or any future product candidates; the potential advantages of Rhopressa® and Rocklatan® or any future product candidates; our plans to pursue development of additional product candidates and technologies within and beyond ophthalmology; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma, including development of our retina program; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products, product candidates or technologies. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, FDA approval of Rhopressa® and Rocklatan® do not constitute regulatory approval of Rhopressa® and Rocklatan® in jurisdictions outside the United States and there can be no assurance that we will receive regulatory approval for Rhopressa® and Rocklatan® in jurisdictions outside the United States. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Source: Aerie Pharmaceuticals, Inc.

Media: Tad Heitmann 949-526-8747; theitmann@aeriepharma.com

Investors: Ami Bavishi 908-947-3949; abavishi@aeriepharma.com